Exhibit 99.1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholder
HashingSpace Corporation
St. Louis, MO

We have audited the accompanying balance sheet of HashingSpace Corporation as of February 28, 2015 and the related statements of operations, stockholder's equity, and cash flows for the period November 12, 2014 (Inception) through February 28, 2015.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HashingSpace Corporation at February 28, 2015, and the results of its operations and its cash flows for the period November 12, 2014 (Inception) through February 28, 2015, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company has incurred an operating loss since inception and has an accumulated deficit at February 28, 2015. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Urish Popeck & Co., LLC
Pittsburgh, PA
July 10, 2015

HashingSpace Corporation
Balance Sheet

February 28, 2015
ASSETS

Current assets:
Cash and cash equivalents	$-
Digital currencies	5,948
Prepaid expenses	8,692
Total current assets	14,640

Property and equipment, net	84,098
Capitalized development costs, net	10,209
Total assets	$108,947

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Accounts payable	$8,765
Total current liabilities	8,765

Total liabilities	8,765

Commitments and contingencies

Stockholder's equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; 0 shares issued and outstanding at February 28, 2015	-
Common stock, $0.01 par value: 2,000 shares authorized, issued, and outstanding at February 28, 2015	20
Additional paid-in capital	143,465
Accumulated deficit	(43,303)
Total stockholder's equity	100,182
Total liabilities and stockholder's equity	$108,947

The accompanying notes are an integral part of these financial statements.

HashingSpace Corporation
Statement of Operations

For the period November 12, 2014 (Inception) through February 28, 2015

Transaction verification services revenue	$4,790

Cost of revenue	6,097

Operating (income) expense, net
Hosting and information system services	24,214
Rent	12,147
General and administrative	5,783
Change in fair value of digital currencies	(148)
Total operating expense, net	41,996

Loss from operations	(43,303)

Provision for income taxes	-

Net loss	$(43,303)

Net loss per share - basic and diluted	$(21.65)

Weighted average number of shares outstanding during the period - basic and diluted	2,000

The accompanying notes are an integral part of these financial statements.

HashingSpace Corporation
Statement of Stockholder's Equity
For the period from November 12, 2014 (Inception) through February 28, 2015

			Additional		Total
	Common stock		Paid-In		Stockholder's
	Shares	Amount	Capital	Accumulated deficit	Equity

Balance at November 12, 2014 (Inception)	-	$-	$-	$-	$-

Common stock issued to founder $0.01 per share	2,000	20	-	-	20

Contributed Capital	-	-	143,465	-	143,465

Net loss	-	-	-	(43,303)	(43,303)

Balance at February 28, 2015	2,000	$20	$143,465	$(43,303)	$100,182

The accompanying notes are an integral part of these financial statements.

HashingSpace Corporation
Statement of Cash Flows

For the period November 12, 2014 (Inception) through February 28, 2015

Cash flows from operating activities:
Net loss	$(43,303)
Adjustment to reconcile net loss to net cash used in operations
Depreciation and amortization	2,012
Change in fair value of digital currencies	(148)
Cost of revenue paid by the founder	6,097
General and administrative expenses paid by the founder	40,041
Exchange fees paid for in bitcoins	18
Changes in operating assets and liabilities:
Increase in digital currencies	(4,790)
Increase in prepaid expenses	(8,692)
Increase in accounts payable	8,765
Net cash used by operating activities	-

Cash flows from investing activities:	-

Cash flows from financing activities:	-

Net increase in cash and cash equivalents	-

Cash and cash equivalents at beginning of period	-

Cash and cash equivalents at end of period	$-

Supplemental disclosures of cash flow information

Non-cash investing activities:
Property and equipment contributed by the founder	$86,110
Capitalized development costs contributed by the founder	$10,209

Non-cash financing activities:
Bitcoins contributed by the founder	$1,028

The accompanying notes are an integral part of these financial statements.

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 – Nature of Business and Significant Accounting Policies

HashingSpace Corporation ("HashingSpace") was originally organized by a sole proprietor on November 12, 2014 and was subsequently incorporated as a Delaware C Corporation on February 16, 2015.

HashingSpace intends to be a one-stop shop to deploy, configure and host transaction verification servers by utilizing state of the art hardware to maximize the return on its transaction verification services (bitcoin mining).

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP).

 Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company regularly evaluates estimates and assumptions related to the recoverability of deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Digital Currency Translations and Remeasurements

The Company accounts for digital currencies, which it considers to be an operating asset, at their initial cost and subsequently remeasures the carrying amounts of digital currencies it owns at each reporting date based on their current fair value.  The changes in the fair value of digital currencies are included as a component of income or loss from operations.  The Company currently classifies digital currencies as a current asset.  Digital currencies are considered a crypto-currency and the Company receives deposits of digital currencies in bitcoins from transaction verification services, which is also known as bitcoin mining operations.

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

The Company obtains the equivalency rate of bitcoins to USD from the published exchange rates of CoinDesk.  The equivalency rate obtained from this source represents a generally well recognized quoted price in an active market for bitcoins, which market and related database are accessible to the Company on an ongoing basis.

The Bitcoin Price Index was $253.53 per bitcoin as of February 28, 2015.

Financial Instruments

The fair values of financial instruments which include cash and digital currencies were estimated to approximate their carrying values due to the immediate or relatively short maturity of these instruments.

The Company's operations and financing activities are conducted primarily in United States dollars, and as a result the Company is not subject to significant exposure to market risks from changes in foreign currency rates.  Management has determined that the Company is not exposed to significant credit risk.

Business Segments

The Company operates in one segment and therefore segment information is not presented.

Loss Per Share

The Company computes net loss per share in accordance with ASC 260, Earnings Per Share. ASC 260 requires presentation of both basic and diluted earnings per share ("EPS") on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options, using the treasury stock method, and convertible preferred stock, using the if-converted method.

In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential common shares if their effect is anti-dilutive.

Income Taxes

As a result of the incorporation, beginning on February 16, 2015, the Company is taxed as a C Corporation. Prior to the incorporation, the Company was a sole proprietorship, whereby the income or loss was reported by the sole proprietor on his income tax return. Therefore, no provision for income taxes has been provided in the accompanying financial statements for the period November 12, 2014 (Inception) to February 16, 2015.

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

The Company accounts for income under FASB ASC 740, Income Taxes. ASC 740 requires deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

Fair Value of Financial Instruments

The Company measures the fair value of its assets and liabilities under the guidance of ASC 820, Fair Value Measurements and Disclosures, which establishes a framework for measuring fair value in accordance with generally accepted accounting principles and expands disclosures about fair value measurements. ASC 820 does not require any new fair value measurements, but its provisions apply to all other accounting pronouncements that require or permit fair value measurement. ASC 820 clarifies that fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. ASC 820 requires the Company to use valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows:

Level 1: Observable inputs such as quoted prices for identical assets or liabilities in active markets;

Level 2: Observable inputs, other than the quoted prices in active markets, that are observable either directly or indirectly such as quoted prices for similar assets or liabilities or market-corroborated inputs; and

Level 3: Unobservable inputs for which there is little or no market data, which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities. The valuation techniques that may be used to measure fair value are as follows:

A.	Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.

B.	Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, option-pricing models and excess earnings method.

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

C.	Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost).

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 605, Revenue Recognition. In all cases, revenue is recognized only when the price is fixed and determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

The Company recognizes revenue from transaction verification services at the time bitcoins are received in our digital wallet at the prevailing market price on the day of receipt reported by CoinDesk.

Property and Equipment

Property and equipment is recorded at cost, less accumulated depreciation. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.

Depreciation is computed based on cost using the straight-line method over the estimated useful lives of the assets.

The estimated useful lives of the assets are as follows:

Transaction verification servers:	2 years
Computer and office equipment:	3 years

Management has assessed the basis of depreciation of the Company's transaction verification servers that verify digital currency transactions and generate bitcoins. The rate at which the Company generates bitcoins and consumes the economic benefits of its transaction servers are influenced by a number of factors including the following:

•	the complexity of the transaction verification process which is driven by the algorithms contained within the bitcoin open source software;

•	the availability of appropriate computer processing capacity on a global basis (commonly referred to in the industry as hashing capacity which is measured in Petahash units); and

•	technological obsolescence reflecting rapid development in the transaction verification server industry

Due to the Company's relatively short life cycle to date, Management has limited data available. Based on the data available, Management has determined that a two year useful life best reflects the current expected useful life of the transaction verification servers. Management will review this estimate annually and will revise such estimates where appropriate.

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Property and equipment is reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of these assets is measured by a comparison of the carrying amounts to the future undiscounted cash flows the assets are expected to generate. If property and equipment are considered to be impaired, the impairment to be recognized equals the amount by which the carrying value of the asset exceeds its fair market value. The Company's impairment evaluation completed during the period November 12, 2014 (Inception) through February 28, 2015 resulted in no impairment loss.

Capitalized Development Costs

Product development consists primarily of software engineering and design of core information technology. We have incurred product development expenses primarily to improve our system and develop new products.

We account for our development costs in accordance with ASC 350, Intangibles – Goodwill and Other, which sets forth the appropriate method of accounting for internal-use software and website development costs.

We account for internal-use software and website development costs in accordance with ASC 350, Intangibles – Goodwill and Other, which sets forth the appropriate method of accounting for each of the following stages:

•	the costs incurred during the preliminary project stage are expensed as incurred;

•	the costs incurred for activities during the application and graphics development stage, including infrastructure, are capitalized, with the exception of data conversion and training costs which are expensed as incurred; and

•	the costs incurred during the postimplementation-operation stage are expensed as incurred

We evaluate the costs incurred during the development stage of product development to determine whether the costs meet the criteria for capitalization. As of February 28, 2015, we had approximately $10,209 of capitalized development costs, net of accumulated amortization. These costs will be amortized over their three year estimated useful lives which begins when the costs are ready for their intended use. From November 12, 2014 (Inception) through February 28, 2015, the Company recorded amortization expense of $0.

Recent Accounting Pronouncements

Company management does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Comprehensive Income
Net loss is the Company's only component of comprehensive income or loss for the period November 12, 2014 (Inception) through February 28, 2015.

Advertising Expense

Advertising costs are expensed as incurred. The Company did not incur advertising costs for the period November 12, 2014 (Inception) through February 28, 2015.

Cost of Revenue

Cost of revenue is expensed as incurred. These costs represent power consumption by the Company's transaction verification servers.

Note 2 – Going Concern

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize it assets and discharge its liabilities in the normal course of business.

From November 12, 2014 (Inception) through February 28, 2015, the Company has incurred an operating loss of $43,303 and has an accumulated deficit of $43,303 at February 28, 2015. The continuation of the Company as a going concern is dependent upon the continued financial support from its founder, the ability of the Company to obtain necessary debt and equity financing to continue operations and the attainment of profitable operations. These factors raise substantial doubt regarding the Company's ability to continue as a going concern. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

The Company is planning on obtaining additional financing through the issuance of equity and debt. To the extent that funds generated from any private placements, public offerings, and/or bank financing are insufficient, the Company will have to raise additional working capital through other channels.

Note 3 – Property and Equipment

Property and equipment consisted of the following as of February 28, 2015:

Transaction verification servers	$74,037
Computer and office equipment	12,073
Property and equipment, total	86,110
Less: Accumulated depreciation	2,012
Property and equipment, net	$84,098

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Depreciation expense from November 12, 2014 (Inception) through February 28, 2015 was $2,012.

Note 4 - Related Party Transactions

As of February 28, 2015, the Company's founder and Chief Executive Officer contributed capital to the Company in the amount of $143,465.

The contributed capital consisted of the following:

Items contributed	Period ended February 28, 2015

Transaction verification servers	$74,037
Computer and office equipment	12,073
Capitalized development costs	10,209
Cost of revenue, paid for by the founder	6,097
General and administrative expenses, paid for by the founder	40,041
Bitcoins contributed by the founder	1,028
2,000 shares of common stock issued to the founder, par value $.01	(20)
Total contributed capital	$143,465

See Note 6 for additional related party transaction.

Note 5 - Stockholder's Equity

On February 16, 2015, the Company issued 2,000 shares of common stock to its founder at par value, $0.01 per share.

Note 6 – Commitments and Contingencies

Legal Proceedings

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Lease

The Company leased office space under an informal sublease agreement with CloudWebStore, Inc. (CloudWebStore), a privately held company. The Company's Chief Executive Officer is also the Chief Executive Officer and majority shareholder of CloudWebStore. The remainder of the lease specified monthly payments of $8,690 for March through June 2015.

Effective June 11, 2015, CloudWebStore terminated their sub-lease agreement with the third-party sublessor. The termination of their agreement requires residual termination fee of $27,273. The Company is responsible for this termination fee.  On June 19, 2015, the Company made a $10,000 initial payment towards this termination fee.

From November 12, 2014 (Inception) through February 28, 2015, the Company incurred $12,147 of rent expense related to this agreement. In addition, prepaid rent of $8,692 is reflected on the accompanying balance sheet at February 28, 2015.

Digital Services

On January 21, 2015 the Company entered into a digital services agreement and service order; whereas, the Company committed to a minimum of $2,000 per month of digital services for the three month period from March 1, 2015 through May 31, 2015.  The Company anticipates exceeding this $2,000 per month minimum for digital services for these three months.

Note 7 - Income Taxes

The Company had no income tax expense due to an operating loss for the period February 16, 2015 through February 28, 2015. The Company has an accumulated deficit and a loss from operations. Realization of the net deferred tax asset is dependent upon taxable income, if any, the amount and timing of which are uncertain. Accordingly, the net deferred asset has been offset by a full valuation allowance.

At February 28, 2015, Management reviewed the net operating loss carry forward for federal and state purposes for the twelve day period and deemed it insignificant.

A reconciliation of income taxes at the U.S. federal statutory rate is reconciled with actual tax expense (benefit) as follows:

	Period ended February 28, 2015

Federal tax benefit at statutory rate	(34.00%	)
State tax benefit, net of federal benefits	(5.74%	)
Net changes in valuation allowance	39.74%
Effective tax rate	0.00%

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

The Company has not identified any uncertain tax positions requiring a reserve as of February 28, 2015.
Note 8 – Fair Value Disclosures
The following table sets forth by level within the fair value hierarchy the assets as of February 28, 2015. As required by ASC 820, assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.  The Company had no material financial liabilities as of February 28, 2015.

	Fair value measure as of February 28, 2015
	Total carrying value at February 28, 2015	Level 1	Level 2	Level 3
Digital currencies	$5,948	$5,948	$-	$-

Total	$5,948	$5,948	$-	$-

Note 9 – Concentrations

The Company's revenues included transaction verification services performed in one mining pool; AntPool. The Company's transaction verification services performed in this pool accounted for 100% of the Company's revenues for the period November 12, 2014 (Inception) through February 28, 2015.

Note 10 - Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through July 10, 2015, the date the financial statements were issued.

Convertible Promissory Notes

During May and June of 2015, the Company borrowed an aggregate of $238,250 under eighteen convertible promissory note arrangements. The convertible notes bear interest at 10% and mature in one year from the date of the note's execution. Upon closing by the Company of a financing in which the Company is merged into a public entity, the outstanding principal amount of the notes automatically convert into common stock of the surviving public entity.

HASHINGSPACE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Advisory Board Agreements

On May 1, 2015, the Company entered into an Advisory Board Agreement for a one month term; whereas, the Advisor shall receive 50,000 shares of the Company upon the closing by the Company in which the Company is merged into a public entity and the Company's common stock is converted into the common stock of such public entity.

On June 23, 2015, the Company entered into an Advisory Board Agreement for a three year term; whereas, the Advisor shall receive 1,500,000 shares of common stock of the Company, with one-third of such shares vesting annually and the vesting period commencing upon the closing by the Company in which the Company is merged into a public entity and the Company's common stock is converted into the common stock of such public entity.

Acquisition

On April 21, 2015, the Company entered into a Stock Purchase Agreement with Yahor Bryshtsel. In connection with this agreement, the Company made a payment of $25,000. On July 10, 2015, the Company entered into an Agreement of Merger and Plan of Reorganization. The Company will acquire 120,000,000 shares of HashingSpace Corporation (the "Registrant"), formerly Milestone International, Corp., a public company.  The acquisition of these shares represents approximately 78.6% of the Registrant's outstanding common stock, which results in a change in control of the Registrant.

Memorandum of Understanding

On July 1, 2015, the Company executed a Memorandum of Understanding to lease land to be utilized for the Company's intentions to build a 186,000 square feet data center on the site. The Memorandum of Understanding is a non-binding agreement that outlines the future intentions of the parties.

Amendment to Certificate of Incorporation

On July 9, 2015, the Company amended and restated the Certificate of Incorporation to create, out of the 2,000 shares of preferred stock authorized in Article Fourth of its Certificate of Incorporation, a series of 1,000 shares of Series A Preferred Stock, par value $0.01 per share. The Series A Preferred Stock ranks, both as payment of dividends and as to distributions, whether voluntary or involuntary, junior to the shares of the Company's common stock. Additionally, the Series A Preferred Stock is entitled to vote on all matters and is entitled to two hundred fifty (250) votes for each share of the Series A Preferred Stock. These shares are not entitled to receive any dividends.

Stockholder's Equity

On July 9, 2015, the Company issued 10 shares of Series A Preferred Stock to its founder for contributed capital of $25,000 ($2,500 per share).